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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 30, 2001, except for the second paragraph of Note 17, as to which the date is February 26, 2001, on the consolidated balance sheets of MFN Financial Corporation and subsidiaries (Reorganized Company) as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders'equity and cash flows of MFN Financial Corporation for the year ended December 31, 2000, and for the nine-month period from April 1, 1999 through December 31, 1999 and of Mercury Finance Company (Predecessor Company) for the three-month period ended March 31, 1999, included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in the Registration Statement (Form S-8 - File No. 333-35770) of MFN Financial Corporation, pertaining to (i) the MFN Financial Corporation Amended and Restated 1989 Stock Option and Incentive Compensation Plan and (ii) the Executive Option Plan.




                                       /S/ GRANT THORNTON LLP

Chicago, Illinois
March 5, 2001